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ENERGY FACTOR CONTENT Title: Planting the seed for renewable diesel Heading Images

ExxonMobil recently expanded its agreement with alternative fuels developer Global Clean Energy to purchase up to 5 million barrels per year of renewable diesel. The engine-ready fuel will be partially derived from camelina, a plant that does not displace food crops and has the potential to significantly reduce life-cycle greenhouse gas emissions. Production is scheduled to start in early 2022 at the Global Clean Energy biorefinery in Bakersfield, California. Energy Factor spoke with ExxonMobil project leads Jarrett McCleskey and Steve Papaleo about the agreement, the feedstock and its impact. Here’s what they had to say. Energy Factor: Steve, this announcement with Global Clean Energy sounds exciting. Before we talk about why ExxonMobil felt strongly about purchasing renewable diesel from Global Clean Energy, can you first tell us a little about the seed itself and its potential as an energy product? Steve Papaleo: Absolutely, I know camelina is a relatively unknown feedstock for renewable diesel, but it has a number of attributes that make it attractive from both an environmental and cost perspective. First of all, you can grow this plant in a field that is normally fallow. Fallow land is intentionally left unplanted to restore soil quality, so the camelina planting maximizes the utility of this land without displacing acreage used for food production. Second, the seed has a high oil content, and this means a high oil yield from the extraction process and less total acreage needed. This allows the camelina oil to be produced at a lower cost, which is important as the feed oil is the highest-cost component in renewable diesel production. EF: What would make a company that already produces its own fuel want to buy Global Clean Energy’s renewable diesel? Why does ExxonMobil support this technology? Jarrett McCleskey: We think there’s a lot of potential in Global Clean Energy’s proprietary seed technology, and the unique attributes of their product clearly support our efforts to supply energy around the world while helping customers reduce their environmental impacts. Camelina renewable diesel has competitive advantages that can help meet increasing demands for lower-emission fuels, and that’s why we’ve expanded upon our initial agreement. We can now purchase up to 25 million barrels over five years, whether it’s for use into our own system or for sale to others. This supply will also help fulfill regulatory requirements for us to blend renewable diesel with petroleum-based fuels we already sell. EF: And speaking of reducing environmental impact, how does renewable diesel compare to petroleum diesel?

SP: Renewable diesels have the potential to reduce life cycle greenhouse gas emissions when compared to petroleum-based diesel, and current data from the California Air Resources Board suggests we could see reductions in the range of 40% to 80%[1]. This means they could become an important contributor to emission-reduction efforts in the transportation sector. EF: When can consumers use this renewable diesel in their own vehicles? JM: Global Clean Energy’s project is progressing well, with commercial production expected to start in early 2022. Once available, this product will be chemically similar to petroleum-based diesel, so it’s considered a “drop-in” fuel that meets all finished product specifications for today’s engines. That means consumers will be able use it interchangeably with petroleum-based diesels and can even mix the two in their tank. For example, drivers could fill up with the camelina-based diesel and then top off their tank with petroleum-based diesel while on the road. EF: How does this agreement fit into ExxonMobil’s product offerings? JM: Supplying this lower-emission fuel is part of ExxonMobil’s ongoing efforts to help our customers reduce their carbon footprint. We think camelina-derived renewable diesel has a lot of potential and could be just one of many products that fit into a larger alternative fuels market – a market that might also include other fuels we’re working to develop from algae and cellulosic biomass like cornstalks. Whether it’s collaborating with private- and public-sector partners to develop next-generation alternative fuels or innovate CO2 capture solutions, ExxonMobil is working to advance a number of energy solutions essential for a lower-carbon future. There’s not just one answer to energy with fewer emissions. It takes research and collaboration to lead us to those answers. EF: Steve and Jarrett, thanks for taking the time to speak with us. SOURCES • California Air Resources Board Petroleum Diesel Carbon Intensity: Low Carbon Fuel Standard Regulation, Table 7-1: California Air Resources Board Renewable Diesel : Certified Carbon Intensities EF NEWSLETTER EF Newsletter Copy (220-250 characters) ExxonMobil is expanding its agreement with Global Clean Energy to purchase renewable diesel made from camelina. The five-year deal includes up to 5 million barrels a year of renewable diesel from Global Clean Energy’s biorefinery in Bakersfield, California. Proxy Disclaimer: Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its

directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor. SOCIAL MEDIA CONTENT We’re making a renewable diesel from a little-known plant—camelina. Global Clean Energy is working with us to provide our customers an alternative fuel, which could reduce greenhouse gas emissions compared to petroleum-based diesel. Learn more about the camelina plant: [LINK TO EF ARTICLE] In-feed Ads HEADLINE (40 characters) Providing a renewable diesel DESCRIPTION (30 characters) Expanding our energy mix POST COPY (125 characters) Learn why camelina, a little-known feedstock plant, can create a lower-emission fuel. Image 1: Copy/Supers: We expanded our agreement with renewable fuels developer Global Clean Energy.

Image 2: Copy/Supers: Committing to buying at least 12M barrels over 5 years. Copy/Supers: Production of this lower-emission renewable diesel is set to begin next year in California.

SUPPORTING AMPLIFICATION Newsletter Lead Gen Images (3-5)

Newsletter Lead Gen [1200x628 or 1200x1200]— Ad Copy (must mention newsletter) Headline/CTA 1 (40 Characters max): Renewable diesel gets a boost Description 1 (90 Char. max): ExxonMobil expands its deal with Global Clean Energy Headline/CTA 2 (40 Characters max): ExxonMobil expands renewable diesel deal Description 2 (90 Char. max): ExxonMobil can purchase up to 5 million barrels a year for five years. Headline/CTA 3 (40 Characters max): ExxonMobil purchases renewable diesel Description 3 (90 Char. max): The patented camelina crop can be used to make diesel while reducing greenhouse emissions. Native headlines (35-45 characters) 1. Fallow is fair: Camelina solutions 2. A new, renewable diesel option 3. Renewable diesel solutions 5. Camelina renewable diesel MSAN Short Headline (Max 25 Characters): Renewable diesel grows Long Headline (Max 90 Characters): ExxonMobil expands its deal for renewable diesel from camelina crops Ad Text (90 Characters): Camelina is a renewable fuel that grows in fallow land without disrupting food crops

Discovery Ads Headlines [40 characters each]: 1. Planting the seed for renewable diesel 2. Camelina crops & the renewable future 3. A renewable diesel with the potential for fewer emissions 5. A potentially promising energy out of Bakersfield Description [90 characters each]: 1. ExxonMobil’s deal with Global Clean Energy is expanding: up to 5M barrels a year for five years 2. ExxonMobil looks to camelina crops as a new renewable diesel stock 3. Camelina renewable diesel grows energy without displacing food crops 4. ExxonMobil is expanding its renewable diesel deal, part of its work to reduce emissions 5. A Bakersfield refinery will begin production of camelina renewable diesel in 2022 Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor. END OF DOCUMENT